UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 10, 2022

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS,Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement and Appointment

On June 10, 2022, Barry E. Davis, the Chairman and Chief Executive Officer of EnLink Midstream Manager, LLC (the “Manager”), the managing member of EnLink Midstream, LLC (the “Company”), informed the Board of Directors of the Manager (the “Board”) of his decision to retire as Chairman of the Board and Chief Executive Officer of the Manager, after more than 25 years of service. Mr. Davis will step down from his position as Chairman and CEO effective on June 20, 2022 and remain with the Company during a transition period until August 31, when he will retire. Mr. Davis’s retirement did not result from a disagreement with the Manager or the Company.

On June 14, 2022, the Company announced that the Board appointed Jesse Arenivas as Chief Executive Officer of the Manager, effective as of June 20, 2022. As of the same effective date, GIP III Stetson I, L.P., in its capacity as the sole member of the Manager, elected and appointed Mr. Arenivas to serve on the Board. Mr. Arenivas, as an executive officer of the Company, will not receive any separate compensation for his service as director and will not sit on any committee of the Manager Board.

Also effective on June 20, 2022, Leldon E. Echols, a member of the Board since 2014 and a member of a predecessor board since 2008, will serve as Chairman of the Board.

Prior to joining the Company, Mr. Arenivas (49) served as President of Kinder Morgan, Inc.’s (“KMI”) CO2 business segment and its Energy Transition Ventures team. He served as Vice President of KMI and President of the CO2 segment since December 2014, and was appointed President of KMI’s Energy Transition Ventures team upon its formation in February 2021. Mr. Arenivas joined KMI in 2003 and previously served in various financial, accounting, and business development roles, including Vice President of Finance and Accounting for KMI’s CO2 business segment. Before joining KMI, Mr. Arenivas spent five years at ConocoPhillips Co. in financial and commercial roles. Mr. Arenivas holds a Bachelor of Business Administration in Finance from the University of Texas, Permian Basin and is a Certified Public Accountant.

Officer Compensation

In connection with his appointment as Chief Executive Officer, the Board approved the following with respect to Mr. Arenivas’s compensation: (1) an annual base salary of $700,000, (2) a target percentage for the short-term incentive program (the “STI Program”) of 125%, and (3) grants of the Company’s Common Units under the EnLink Midstream, LLC 2014 Long-Term Incentive Plan (the “Plan”), consisting of time-based restrictive incentive units with a value of $3,900,000, of which approximately 50% will vest in two years and the remainder will vest in three years, and performance units with a value of $3,900,000. The terms of the grants, including the specified performance criteria for the performance units, are substantially similar to the awards made to EnLink’s named executive officers in 2021 and 2022, described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 16, 2022 and in the Form of 2022 Performance Agreement filed as Exhibit 10.13 therewith. A description of the STI Program is also provided in the 2021 Form 10-K. The Compensation Committee of the Board recommended that the Board approve the foregoing compensation.

Mr. Davis’s departure will constitute a “Normal Retirement” under the terms of the outstanding restricted incentive units (including performance-based restricted incentive units) granted to Mr. Davis under the Plan.

Other Agreements

ENLC has a practice of entering into change of control agreements, severance agreements and indemnification agreements with each of the Manager’s executive officers. In connection with his appointment as Chief Executive Officer, Mr. Arenivas will enter into each of the following agreements to be effective as of June 20, 2022:

Mr. Arenivas and a subsidiary of the Company will enter into a severance agreement (the “Severance Agreement”) and a change in control agreement (the “Change of Control Agreement” and, together with the Severance Agreement, the “Related Agreements”), which are materially consistent with the form of Severance Agreement and the form of Change in Control Agreement described in the 2021 Form 10-K.  The foregoing description of the Severance Agreement and the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Form of Severance Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2019, and to the text of the Form of Change in Control Agreement filed as Exhibit 10.15 to the 2021 Form 10-K, each of which is incorporated herein by reference.

Mr. Arenivas also will enter into an indemnification agreement (the “Indemnification Agreement”) with the Company. Under the terms of the Indemnification Agreement, the Company will agree to indemnify and hold Mr. Arenivas (the “Indemnitee”) harmless, subject to certain conditions, from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all “expenses” (as defined in the Indemnification Agreement) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals (each, a “proceeding”), in each case, in which the Indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations that the Indemnitee determines might lead to the institution of any proceeding, related to the fact that the Indemnitee is or was a director, manager, or officer of the Company or the Manager, or is or was serving at the request of the Company or the Manager, each as applicable, as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature. The Company will also agree to advance the expenses of the Indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the Indemnification Agreement as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 23, 2018, and which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release regarding the retirement of Mr. Davis and the appointment of Mr. Arenivas is furnished as Exhibit 99.1 to this Current Report on Form 8-K and will be published on the Company’s website at www.enlink.com. In accordance with General Instruction B.2 of Form 8-K, the information set forth in such exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated June 14, 2022.

104	—	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC, its Managing Member

Date: June 14, 2022	By:	/s/ Pablo G. Mercado
Pablo G. Mercado
Executive Vice President and Chief Financial Officer

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